FOR IMMEDIATE RELEASE

Alpha Announces Fourth Quarter 2020 Results

•Reports net loss from continuing operations of $55 million for the fourth quarter 2020
•Posts Adjusted EBITDA(1) of $7 million for the fourth quarter 2020
•Continues strong cost management across all operating segments
•Closes transaction divesting Cumberland Mine, furthering strategic repositioning towards a pure metallurgical coal producer
•Completes name change to Alpha Metallurgical Resources, Inc.
•Appoints new board members to diversify and enhance corporate governance
•Reiterates 2021 operating guidance

BRISTOL, Tenn., March 15, 2021 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported results for the fourth quarter ending December 31, 2020.

	(millions, except per share)
	Three months ended
	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019
Net loss(2)	$(55.1)	$(68.5)	$(210.2)
Net loss(2) per diluted share	$(3.00)	$(3.74)	$(11.55)
Adjusted EBITDA(1)	$7.4	$12.4	$22.1
Operating cash flow(3)	$56.2	$(5.9)	$(5.7)
Capital expenditures(3)	$35.1	$27.8	$48.2
Tons of coal sold(2)	3.7	4.0	4.2
__________________________________

1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
2. From continuing operations.
3. Includes discontinued operations.

"Despite the numerous challenges of the last year, we are proud of our accomplishments including significant operating cost reductions, refreshed board composition, and our rebranding to Alpha Metallurgical Resources, which reflects our strategic shift and focus on metallurgical coal," said chairman and chief executive officer, David Stetson. "We remain confident that in 2021 we can take advantage of improved market conditions and met coal prices as expected global infrastructure spending and stimulus actions come to fruition."

Financial Performance

Alpha reported a net loss from continuing operations of $55.1 million, or $3.00 per diluted share, for the fourth quarter 2020. In the third quarter 2020, the company had a net loss from continuing operations of $68.5 million or $3.74 diluted share.

Total Adjusted EBITDA was $7.4 million for the fourth quarter, compared with $12.4 million in the third quarter, primarily due to lower coal revenues and higher Met costs per ton.

Coal Revenues

	(millions)
	Three months ended
	Dec. 31, 2020	Sept. 30, 2020
Met	$289.8	$295.4
CAPP - Thermal	$33.6	$39.8

Met (excl. f&h)(1)	$241.5	$245.6
CAPP - Thermal (excl. f&h)(1)	$32.1	$36.8

Tons Sold	(millions)
	Three months ended
	Dec. 31, 2020	Sept. 30, 2020
Met	3.2	3.3
CAPP - Thermal	0.5	0.6

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

The slight Met revenue decline in the fourth quarter was driven by reduced volume relative to the third quarter. The CAPP - Thermal revenues also decreased due to lower volumes.

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Dec. 31, 2020	Sept. 30, 2020
Met	$75.24	$73.79
CAPP - Thermal	$59.81	$57.86
__________________________________

1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Global metallurgical coal prices were mixed, with Australian prices declining while Atlantic prices showed modest improvement, resulting in our average Met coal sales realization increase of two percent against the prior quarter to $75.24 per ton. The CAPP - Thermal segment also saw slightly higher realization in the fourth quarter.

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Dec. 31, 2020	Sept. 30, 2020
Cost of Coal Sales	$301.8	$309.7
Cost of Coal Sales (excl. f&h/idle)(1)	$245.9	$250.7

	(per ton)
Met(1)	$69.25	$66.51
CAPP - Thermal(1)	$44.15	$45.98

__________________________________
1. Represents Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

In the fourth quarter, the company reported another sub-$70 per ton cost performance in the Met segment, with costs averaging $69.25 per ton, down from $82.28 in the year-ago quarter. The third quarter 2020 cost of coal sales was a record low of $66.51 per ton. Fewer mines, combined with higher production per mine and reduced labor force, were instrumental in driving the cost of coal sales per ton lower in 2020.

The CAPP - Thermal segment also continued its impressive cost of coal sales performance, with fourth quarter cost of $44.15 per ton as compared to $45.98 for the prior quarter.
Selling, general and administrative (SG&A) and depreciation, depletion and amortization (DD&A) expenses

	(millions)
	Three months ended
	Dec. 31, 2020	Sept. 30, 2020
SG&A	$15.3	$14.5
Less: non-cash stock compensation and one-time expenses	$(0.8)	$(1.0)
Non-GAAP SG&A(1)	$14.5	$13.5

DD&A	$(4.0)	$49.2
__________________________________
1. Represents Non-GAAP SG&A which is defined under "Non-GAAP Financial Measures."

Alpha's fourth quarter 2020 SG&A expenses were $14.5 million, excluding non-cash stock compensation expense and one-time expenses of $0.8 million, compared with $13.5 million in the prior quarter.

Liquidity and Capital Resources

"In the fourth quarter, our teams continued their exceptional focus on cost performance with another quarter of sub-$70 met costs, and a full year average met cost of $70.19," said Andy Eidson, Alpha's president and chief financial officer. "While the year as a whole was challenging, both in terms of pricing and pandemic uncertainty, Alpha made progress on a number of our stated strategic goals. Divesting the Cumberland Mine has not only hastened our transition to a pure metallurgical producer, but has also meaningfully reduced our bonding and collateral requirements."

Cash provided by operating activities for the fourth quarter 2020 was $56.2 million, which includes the receipt of $66.1 million in accelerated alternative minimum tax (AMT) credit monetization refund, and capital expenditures for the fourth quarter were $35.1 million. In the prior period, the cash used in operating activities was $5.9 million and capital expenditures were $27.8 million.

As of December 31, 2020, Alpha had $139.2 million in unrestricted cash and $157.4 million in restricted cash, deposits and investments. Total long-term debt, including the current portion of long-term debt as of December 31, 2020, was $582.5 million, down approximately $15 million from the prior quarter. At the end of the fourth quarter, the company had total liquidity of $139.2 million, including cash and cash equivalents of $139.2 million and no remaining unused availability under the Asset-Based Revolving Credit Facility (ABL). The future available capacity under the ABL is subject to inventory and accounts receivable collateral requirements and the maintenance of certain financial ratios. As of December 31, 2020, the company had $3.4 million in borrowings and $123.1 million in letters of credit outstanding under the ABL. In January 2021, subsequent to the quarter close, the company posted $25.0 million in collateral to remain in compliance due to fluctuations in the borrowing base, a portion of which was then used to repay $3.4 million in borrowings under the ABL.

Operational and Strategic Update

As part of the ongoing strategic shift towards becoming a pure-play met company, Alpha closed a transaction to divest the Cumberland Mine and related assets on December 10, 2020. The previously announced transaction transferred the associated coal reserves, mining permits and operations, infrastructure and equipment to Iron Senergy LLC, releasing Alpha from all reclamation obligations, totaling $169 million in undiscounted future cash flows. After the Cumberland divestiture, the company operates only one remaining thermal mine, which is expected to cease operation by the end of 2022.

As a result of this renewed focus on supplying metallurgical products to the steel industry, the company also rebranded and changed its name to Alpha Metallurgical Resources, Inc., effective February 1, 2021. The company's common stock began trading on the New York Stock Exchange under a new symbol, AMR, shortly thereafter.

In addition, Alpha continued to enhance its board of directors by adding Michael Quillen, the founder of Alpha Natural Resources and an industry veteran, as lead independent director in November 2020. Subsequent to the quarter end, Alpha appointed three new directors to the board. Effective February 1, Kenneth Courtis, Elizabeth Fessenden and Daniel Smith joined the board as independent directors.

2021 Full-Year Guidance

In connection with the company's strategic shift toward a pure-play metallurgical business, the reporting segments in the following guidance table have been reconfigured. The CAPP - Thermal reporting segment has been eliminated and is now included in the All Other segment. The prior CAPP - Met segment is now called the Met segment.

The company reiterates its previously issued 2021 operating guidance with coal shipments guidance range of 14.8 million tons to 16.2 million tons, with Met segment volume expected to be between 13.5 million to 14.5 million tons with pure metallurgical coal shipments of 12.5 million to 13.0 million tons and incidental thermal shipments in this segment of 1.0 million to 1.5 million tons. Our All Other segment volume is anticipated to be between 1.3 million tons to 1.7 million tons.

For 2021, Alpha has committed and priced approximately 53% of its metallurgical coal within the Met segment at an average price of $85.47 per ton and 86% of thermal coal in the Met segment at an average expected price of $50.80 per ton. In the All Other segment the company is 100% committed and priced at an average price of $57.57 per ton.

The company expects our strong cost performance to continue in 2021 with Met segment cost of coal sales per ton anticipated at a range of $68.00 to $74.00 and our All Other segment is expected to be in the range of $45.00 to $49.00 per ton.

For 2021, the company expects its SG&A to be in the range of $44 million to $49 million, excluding non-recurring items and stock compensation. Our overall 2021 capital expenditures guidance is in a range of $75 million to $95 million, near the maintenance capital level. Depreciation, depletion and amortization is expected to be between $125 million and $145 million and cash interest expense in the range of $51 million and $55 million.

	2021 Guidance
in millions of tons	Low	High
Metallurgical	12.5	13.0
Thermal	1.0	1.5
Met Segment	13.5	14.5
All Other	1.3	1.7
Total Shipments	14.8	16.2

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical	53%	$85.47
Thermal	86%	$50.80
Met Segment	56%	$80.68
All Other	100%	$57.57

Committed/Unpriced[1,3]	Committed
Metallurgical	32%
Thermal	8%
Met Segment	30%
All Other	—%

Costs per ton[4]	Low	High
Met Segment	$68.00	$74.00
All Other	$45.00	$49.00

In millions (except taxes)	Low	High
SG&A5	$44	$49
Idle Operations Expense	$24	$30
Cash Interest Expense	$51	$55
DD&A	$125	$145
Capital Expenditures	$75	$95
Tax Rate	—%	5%
Notes:
1.Based on committed and priced coal shipments as of March 11, 2021. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward- looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring business development expenses.

Conference Call

The company plans to hold a conference call regarding its fourth quarter 2020 results on March 15, 2021, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://investors.alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 866-270-1533 (domestic toll-free) or 412-317-0797 (international) approximately 15 minutes prior to the start of the call.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

Investor Contact
InvestorRelations@AlphaMetResources.com

Alex Rotonen, CFA
423.956.6882

Media Contact
CorporateCommunications@AlphaMetResources.com

Emily O’Quinn
423.573.0369

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures which either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, idled and closed mine costs and coal inventory acquisition accounting impacts. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Coal revenues	$323,360	$431,457	$1,413,124	$1,995,934
Other revenues	491	1,381	3,063	5,346
Total revenues	323,851	432,838	1,416,187	2,001,280
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	301,831	387,000	1,281,011	1,667,768
Depreciation, depletion and amortization	(4,036)	50,221	139,885	215,757
Accretion on asset retirement obligations	6,559	6,990	26,504	23,865
Amortization of acquired intangibles, net	4,748	3,137	9,214	(3,189)
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	15,346	25,832	57,356	78,953
Merger-related costs	—	35	—	1,090
Asset impairment and restructuring	29,897	60,466	83,878	66,324
Goodwill impairment	—	124,353	—	124,353
Total other operating income:
Mark-to-market adjustment for acquisition-related obligations	4,676	(3,276)	(8,750)	(3,564)
Other (income) expense	(200)	7,518	(2,223)	(974)
Total costs and expenses	358,821	662,276	1,586,875	2,170,383
Loss from operations	(34,970)	(229,438)	(170,688)	(169,103)
Other (expense) income:
Interest expense	(18,290)	(17,444)	(74,528)	(67,521)
Interest income	153	1,701	7,027	7,247
Loss on modification and extinguishment of debt	—	—	—	(26,459)
Equity loss in affiliates	(388)	(2,070)	(3,473)	(6,874)
Miscellaneous loss, net	(1,519)	(7,393)	(1,972)	(10,195)
Total other expense, net	(20,044)	(25,206)	(72,946)	(103,802)
Loss from continuing operations before income taxes	(55,014)	(254,644)	(243,634)	(272,905)
Income tax (expense) benefit	(36)	44,407	2,164	53,287
Net loss from continuing operations	(55,050)	(210,237)	(241,470)	(219,618)
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(45,103)	73,678	(205,429)	(105,185)
Income tax (expense) benefit from discontinued operations	—	(4,382)	—	8,484
(Loss) income from discontinued operations	(45,103)	69,296	(205,429)	(96,701)

Net loss	$(100,153)	$(140,941)	$(446,899)	$(316,319)

Basic loss per common share:
Loss from continuing operations	$(3.00)	$(11.55)	$(13.20)	$(11.68)
(Loss) income from discontinued operations	(2.47)	3.80	(11.22)	(5.14)
Net loss	$(5.47)	$(7.75)	$(24.42)	$(16.82)

Diluted loss per common share:
Loss from continuing operations	$(3.00)	$(11.55)	$(13.20)	$(11.68)
(Loss) income from discontinued operations	(2.47)	3.80	(11.22)	(5.14)
Net loss	$(5.47)	$(7.75)	$(24.42)	$(16.82)

Weighted average shares - basic	18,322,236	18,195,651	18,298,362	18,808,460
Weighted average shares - diluted	18,322,236	18,195,651	18,298,362	18,808,460

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$139,227	$212,803
Trade accounts receivable, net of allowance for doubtful accounts of $293 and $0 as of December 31, 2020 and 2019	145,670	224,173
Inventories, net	108,051	150,888
Prepaid expenses and other current assets	106,252	77,723
Current assets - discontinued operations	10,935	45,892
Total current assets	510,135	711,479
Property, plant, and equipment, net of accumulated depreciation and amortization of $382,423 and $256,378 as of December 31, 2020 and 2019	363,620	436,398
Owned and leased mineral rights, net of accumulated depletion and amortization of $35,143 and $27,548 as of December 31, 2020 and 2019	463,250	523,012
Other acquired intangibles, net of accumulated amortization of $25,700 and $26,806 as of December 31, 2020 and 2019	88,196	124,246
Long-term restricted cash	96,033	122,524
Deferred income taxes	—	33,065
Other non-current assets	149,382	189,475
Non-current assets - discontinued operations	9,473	162,624
Total assets	$1,680,089	$2,302,823
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$28,830	$28,476
Trade accounts payable	58,413	82,725
Acquisition-related obligations - current	19,099	33,639
Accrued expenses and other current liabilities	140,406	139,479
Current liabilities - discontinued operations	12,306	30,833
Total current liabilities	259,054	315,152
Long-term debt	553,697	564,458
Acquisition-related obligations - long-term	20,768	46,259
Workers’ compensation and black lung obligations	230,081	228,850
Pension obligations	218,671	204,086
Asset retirement obligations	140,074	164,406
Deferred income taxes	480	422
Other non-current liabilities	28,072	26,822
Non-current liabilities - discontinued operations	29,090	56,246
Total liabilities	1,479,987	1,606,701
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—

Common stock - par value $0.01, 50.0 million shares authorized, 20.6 million issued and 18.3 million outstanding at December 31, 2020 and 20.5 million issued and 18.2 million outstanding at December 31, 2019	206	205
Additional paid-in capital	779,424	775,707
Accumulated other comprehensive loss	(111,985)	(58,616)
Treasury stock, at cost: 2.3 million shares at December 31, 2020 and 2019	(107,014)	(107,984)
(Accumulated deficit) retained earnings	(360,529)	86,810
Total stockholders’ equity	200,102	696,122
Total liabilities and stockholders’ equity	$1,680,089	$2,302,823

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2020	2019
Operating activities:
Net loss	$(446,899)	$(316,319)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	151,455	315,162
Amortization of acquired intangibles, net	10,075	(88)
Accretion of acquisition-related obligations discount	3,342	5,522
Amortization of debt issuance costs and accretion of debt discount	14,772	14,070
Mark-to-market adjustment for acquisition-related obligations	(8,750)	(3,564)
Loss on sale of business	36,113	—
(Gain) loss on disposal of assets	(2,401)	8,142
Gain on assets acquired in an exchange transaction	—	(9,083)
Accretion on asset retirement obligations	30,658	33,759
Employee benefit plans, net	14,439	20,846
Deferred income taxes	33,123	(12,098)
Goodwill impairment	—	124,353
Asset impairment and restructuring	256,518	83,485
Loss on modification and extinguishment of debt	—	26,459
Stock-based compensation	4,896	12,397
Equity in loss of affiliates	3,473	6,874
Other, net	(5,972)	(5,204)
Changes in operating assets and liabilities
Trade accounts receivable, net	91,190	47,424
Inventories, net	48,689	(40,694)
Prepaid expenses and other current assets	28,152	56,671
Deposits	(17,926)	15,170
Other non-current assets	(6,753)	(24,460)
Trade accounts payable	(28,620)	(28,148)
Accrued expenses and other current liabilities	15,428	(25,495)
Acquisition-related obligations	(32,560)	(28,128)
Asset retirement obligations	(19,375)	(111,616)
Other non-current liabilities	(43,831)	(33,557)
Net cash provided by operating activities	129,236	131,880
Investing activities:
Capital expenditures	(153,990)	(192,411)
Proceeds on disposal of assets	4,023	2,780
Cash paid on sale of business	(52,192)	—
Capital contributions to equity affiliates	(3,443)	(10,051)
Purchase of investment securities	(21,129)	(92,855)

Maturity of investment securities	16,685	100,250
Other, net	77	535
Net cash used in investing activities	(209,969)	(191,752)
Financing activities:
Proceeds from borrowings on debt	57,500	544,946
Principal repayments of debt	(59,768)	(552,809)
Principal repayments of financing lease obligations	(3,176)	(3,654)
Debt issuance costs	—	(6,689)
Common stock repurchases and related expenses	(209)	(37,622)
Principal repayments of notes payable	(16,723)	(14,818)
Other, net	—	952
Net cash used in financing activities	(22,376)	(69,694)
Net decrease in cash and cash equivalents and restricted cash	(103,109)	(129,566)
Cash and cash equivalents and restricted cash at beginning of period	347,680	477,246
Cash and cash equivalents and restricted cash at end of period	$244,571	$347,680

Supplemental cash flow information:
Cash paid for interest	$49,294	$51,877
Cash paid for income taxes	$5	$3,039
Cash received for income tax refunds	$68,801	$72,236
Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$4,411	$5,324
Accrued capital expenditures	$7,493	$4,110

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	As of December 31,
	2020	2019
Cash and cash equivalents	$139,227	$212,793
Short-term restricted cash (included in Prepaid expenses and other current assets)	9,311	12,363
Long-term restricted cash	96,033	122,524
Total cash and cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	$244,571	$347,680

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Year Ended December 31,
	September 30, 2020	December 31, 2020	December 31, 2019	2020	2019
Net loss from continuing operations	$(68,487)	$(55,050)	$(210,237)	$(241,470)	$(219,618)
Interest expense	18,746	18,290	17,444	74,528	67,521
Interest income	(376)	(153)	(1,701)	(7,027)	(7,247)
Income tax (benefit) expense	(45)	36	(44,407)	(2,164)	(53,287)
Depreciation, depletion and amortization	49,236	(4,036)	50,221	139,885	215,757
Merger-related costs	—	—	35	—	1,090
Non-cash stock compensation expense	1,078	696	4,885	4,897	12,348
Mark-to-market adjustment - acquisition-related obligations	3,624	4,676	(3,276)	(8,750)	(3,564)
Accretion on asset retirement obligations	6,736	6,559	6,990	26,504	23,865
Loss on modification and extinguishment of debt	—	—	—	—	26,459
Asset impairment and restructuring (1)	(226)	29,897	60,466	83,878	66,324
Goodwill impairment (2)	—	—	124,353	—	124,353
Cost impact of coal inventory fair value adjustment (3)	—	—	—	—	8,209
Gain on assets acquired in an exchange transaction (4)	—	—	—	—	(9,083)
Management restructuring costs (5)	—	—	7,720	941	7,720
Loss on partial settlement of benefit obligations	—	1,735	6,446	2,966	6,446
Amortization of acquired intangibles, net	2,074	4,748	3,137	9,214	(3,189)
Adjusted EBITDA	$12,360	$7,398	$22,076	$83,402	$264,104
(1) Asset impairment and restructuring for the year ended December 31, 2020 includes long-lived asset impairments of $80,954 related to asset groups recorded within the Met and CAPP - Thermal reporting segments and restructuring expense of $2,924 recorded in CAPP - Thermal and All Other reporting segments. Asset impairment for the year ended December 31, 2019 includes a long-lived asset impairment of $60,169 related to asset groups recorded within the Met and CAPP - Thermal reporting segments and an asset impairment of $6,155 primarily related to the write-off of prepaid purchased coal as a result of Blackjewel’s Chapter 11 bankruptcy filing on July 1, 2019.
(2) The goodwill impairment testing as of December 31, 2019 resulted in a goodwill impairment of $124,353 to write down the full carrying value of goodwill.
(3) The cost impact of the coal inventory fair value adjustment as a result of the Merger was completed during the three months ended June 30, 2019.
(4) During the year ended December 31, 2019, the Company entered into an exchange transaction which primarily included the release of the PRB overriding royalty interest owed to the Company in exchange for met coal reserves which resulted in a gain of $9,083.
(5) Management restructuring costs are related to severance expense associated with senior management changes during the three months ended March 31, 2020 and the year ended December 31, 2019.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended September 30, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$295,376	$39,813	$—	$335,189
Less: Freight and handling fulfillment revenues	(49,742)	(3,015)	—	(52,757)
Non-GAAP Coal revenues	$245,634	$36,798	$—	$282,432
Tons sold	3,329	636	—	3,965
Non-GAAP Coal sales realization per ton	$73.79	$57.86	$—	$71.23

Cost of coal sales (exclusive of items shown separately below)	$276,248	$33,999	$(553)	$309,694
Depreciation, depletion and amortization - production (1)	41,177	7,313	410	48,900
Accretion on asset retirement obligations	3,800	2,406	530	6,736
Amortization of acquired intangibles, net	2,535	(486)	25	2,074
Total Cost of coal sales	$323,760	$43,232	$412	$367,404
Less: Freight and handling costs	(49,742)	(3,015)	—	(52,757)
Less: Depreciation, depletion and amortization - production (1)	(41,177)	(7,313)	(410)	(48,900)
Less: Accretion on asset retirement obligations	(3,800)	(2,406)	(530)	(6,736)
Less: Amortization of acquired intangibles, net	(2,535)	486	(25)	(2,074)
Less: Idled and closed mine costs	(5,091)	(1,742)	546	(6,287)
Non-GAAP Cost of coal sales	$221,415	$29,242	$(7)	$250,650
Tons sold	3,329	636	—	3,965
Non-GAAP Cost of coal sales per ton	$66.51	$45.98	$—	$63.22
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$295,376	$39,813	$—	$335,189
Less: Total Cost of coal sales (per table above)	(323,760)	(43,232)	(412)	(367,404)
GAAP Coal margin	$(28,384)	$(3,419)	$(412)	$(32,215)
Tons sold	3,329	636	—	3,965
GAAP Coal margin per ton	$(8.53)	$(5.38)	$—	$(8.12)

GAAP Coal margin	$(28,384)	$(3,419)	$(412)	$(32,215)
Add: Depreciation, depletion and amortization - production (1)	41,177	7,313	410	48,900
Add: Accretion on asset retirement obligations	3,800	2,406	530	6,736
Add: Amortization of acquired intangibles, net	2,535	(486)	25	2,074
Add: Idled and closed mine costs	5,091	1,742	(546)	6,287
Non-GAAP Coal margin	$24,219	$7,556	$7	$31,782
Tons sold	3,329	636	—	3,965
Non-GAAP Coal margin per ton	$7.28	$11.88	$—	$8.02
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$289,756	$33,604	$—	$323,360
Less: Freight and handling fulfillment revenues	(48,251)	(1,548)	—	(49,799)
Non-GAAP Coal revenues	$241,505	$32,056	$—	$273,561
Tons sold	3,210	536	—	3,746
Non-GAAP Coal sales realization per ton	$75.24	$59.81	$—	$73.03

Cost of coal sales (exclusive of items shown separately below)	$273,984	$28,754	$(907)	$301,831
Depreciation, depletion and amortization - production (1)	2,381	1,031	(7,680)	(4,268)
Accretion on asset retirement obligations	3,328	2,259	972	6,559
Amortization of acquired intangibles, net	5,014	(291)	25	4,748
Total Cost of coal sales	$284,707	$31,753	$(7,590)	$308,870
Less: Freight and handling costs	(48,251)	(1,548)	—	(49,799)
Less: Depreciation, depletion and amortization - production (1)	(2,381)	(1,031)	7,680	4,268
Less: Accretion on asset retirement obligations	(3,328)	(2,259)	(972)	(6,559)
Less: Amortization of acquired intangibles, net	(5,014)	291	(25)	(4,748)
Less: Idled and closed mine costs	(3,445)	(3,543)	845	(6,143)
Non-GAAP Cost of coal sales	$222,288	$23,663	$(62)	$245,889
Tons sold	3,210	536	—	3,746
Non-GAAP Cost of coal sales per ton	$69.25	$44.15	$—	$65.64
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$289,756	$33,604	$—	$323,360
Less: Total Cost of coal sales (per table above)	(284,707)	(31,753)	7,590	(308,870)
GAAP Coal margin	$5,049	$1,851	$7,590	$14,490
Tons sold	3,210	536	—	3,746
GAAP Coal margin per ton	$1.57	$3.45	$—	$3.87

GAAP Coal margin	$5,049	$1,851	$7,590	$14,490
Add: Depreciation, depletion and amortization - production (1)	2,381	1,031	(7,680)	(4,268)
Add: Accretion on asset retirement obligations	3,328	2,259	972	6,559
Add: Amortization of acquired intangibles, net	5,014	(291)	25	4,748
Add: Idled and closed mine costs	3,445	3,543	(845)	6,143
Non-GAAP Coal margin	$19,217	$8,393	$62	$27,672
Tons sold	3,210	536	—	3,746
Non-GAAP Coal margin per ton	$5.99	$15.66	$—	$7.39
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2019
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$370,200	$60,576	$681	$431,457
Less: Freight and handling fulfillment revenues	(59,320)	(10,450)	—	(69,770)
Non-GAAP Coal revenues	$310,880	$50,126	$681	$361,687
Tons sold	3,273	893	8	4,174
Non-GAAP Coal sales realization per ton	$94.98	$56.13	$85.13	$86.65

Cost of coal sales (exclusive of items shown separately below)	$331,395	$55,653	$(48)	$387,000
Depreciation, depletion and amortization - production (1)	39,122	12,897	(2,165)	49,854
Accretion on asset retirement obligations	2,613	3,528	849	6,990
Amortization of acquired intangibles, net	4,574	(1,437)	—	3,137
Total Cost of coal sales	$377,704	$70,641	$(1,364)	$446,981
Less: Freight and handling costs	(59,320)	(10,450)	—	(69,770)
Less: Depreciation, depletion and amortization - production (1)	(39,122)	(12,897)	2,165	(49,854)
Less: Accretion on asset retirement obligations	(2,613)	(3,528)	(849)	(6,990)
Less: Amortization of acquired intangibles, net	(4,574)	1,437	—	(3,137)
Less: Idled and closed mine costs	(2,757)	(1,260)	713	(3,304)
Non-GAAP Cost of coal sales	$269,318	$43,943	$665	$313,926
Tons sold	3,273	893	8	4,174
Non-GAAP Cost of coal sales per ton	$82.28	$49.21	$83.13	$75.21
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2019
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$370,200	$60,576	$681	$431,457
Less: Total Cost of coal sales (per table above)	(377,704)	(70,641)	1,364	(446,981)
GAAP Coal margin	$(7,504)	$(10,065)	$2,045	$(15,524)
Tons sold	3,273	893	8	4,174
GAAP Coal margin per ton	$(2.29)	$(11.27)	$255.63	$(3.72)

GAAP Coal margin	$(7,504)	$(10,065)	$2,045	$(15,524)
Add: Depreciation, depletion and amortization - production (1)	39,122	12,897	(2,165)	49,854
Add: Accretion on asset retirement obligations	2,613	3,528	849	6,990
Add: Amortization of acquired intangibles, net	4,574	(1,437)	—	3,137
Add: Idled and closed mine costs	2,757	1,260	(713)	3,304
Non-GAAP Coal margin	$41,562	$6,183	$16	$47,761
Tons sold	3,273	893	8	4,174
Non-GAAP Coal margin per ton	$12.70	$6.92	$2.00	$11.44
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$1,263,855	$148,880	$389	$1,413,124
Less: Freight and handling fulfillment revenues	(206,509)	(12,940)	—	(219,449)
Non-GAAP Coal revenues	$1,057,346	$135,940	$389	$1,193,675
Tons sold	13,070	2,437	6	15,513
Non-GAAP Coal sales realization per ton	$80.90	$55.78	$64.83	$76.95

Cost of coal sales (exclusive of items shown separately below)	$1,140,556	$136,944	$3,511	$1,281,011
Depreciation, depletion and amortization - production (1)	124,060	20,453	(5,885)	138,628
Accretion on asset retirement obligations	14,214	9,285	3,005	26,504
Amortization of acquired intangibles, net	12,889	(3,775)	100	9,214
Total Cost of coal sales	$1,291,719	$162,907	$731	$1,455,357
Less: Freight and handling costs	(206,509)	(12,940)	—	(219,449)
Less: Depreciation, depletion and amortization - production (1)	(124,060)	(20,453)	5,885	(138,628)
Less: Accretion on asset retirement obligations	(14,214)	(9,285)	(3,005)	(26,504)
Less: Amortization of acquired intangibles, net	(12,889)	3,775	(100)	(9,214)
Less: Idled and closed mine costs	(16,640)	(8,973)	(3,267)	(28,880)
Non-GAAP Cost of coal sales	$917,407	$115,031	$244	$1,032,682
Tons sold	13,070	2,437	6	15,513
Non-GAAP Cost of coal sales per ton	$70.19	$47.20	$40.67	$66.57
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$1,263,855	$148,880	$389	$1,413,124
Less: Total Cost of coal sales (per table above)	(1,291,719)	(162,907)	(731)	(1,455,357)
GAAP Coal margin	$(27,864)	$(14,027)	$(342)	$(42,233)
Tons sold	13,070	2,437	6	15,513
GAAP Coal margin per ton	$(2.13)	$(5.76)	$(57.00)	$(2.72)

GAAP Coal margin	$(27,864)	$(14,027)	$(342)	$(42,233)
Add: Depreciation, depletion and amortization - production (1)	124,060	20,453	(5,885)	138,628
Add: Accretion on asset retirement obligations	14,214	9,285	3,005	26,504
Add: Amortization of acquired intangibles, net	12,889	(3,775)	100	9,214
Add: Idled and closed mine costs	16,640	8,973	3,267	28,880
Non-GAAP Coal margin	$139,939	$20,909	$145	$160,993
Tons sold	13,070	2,437	6	15,513
Non-GAAP Coal margin per ton	$10.71	$8.58	$24.17	$10.38
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2019
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$1,709,863	$285,390	$681	$1,995,934
Less: Freight and handling fulfillment revenues	(242,049)	(34,133)	—	(276,182)
Non-GAAP Coal revenues	$1,467,814	$251,257	$681	$1,719,752
Tons sold	12,926	4,218	8	17,152
Non-GAAP Coal sales realization per ton	$113.56	$59.57	$85.13	$100.27

Cost of coal sales (exclusive of items shown separately below)	$1,389,619	$274,320	$3,829	$1,667,768
Depreciation, depletion and amortization - production (1)	152,835	57,483	4,025	214,343
Accretion on asset retirement obligations	9,599	10,929	3,337	23,865
Amortization of acquired intangibles, net	10,389	(13,578)	—	(3,189)
Total Cost of coal sales	$1,562,442	$329,154	$11,191	$1,902,787
Less: Freight and handling costs	(242,049)	(34,133)	—	(276,182)
Less: Depreciation, depletion and amortization - production (1)	(152,835)	(57,483)	(4,025)	(214,343)
Less: Accretion on asset retirement obligations	(9,599)	(10,929)	(3,337)	(23,865)
Less: Amortization of acquired intangibles, net	(10,389)	13,578	—	3,189
Less: Idled and closed mine costs	(8,699)	(2,702)	(3,164)	(14,565)
Less: Cost impact of coal inventory fair value adjustment (2)	(4,751)	(3,458)	—	(8,209)
Non-GAAP Cost of coal sales	$1,134,120	$234,027	$665	$1,368,812
Tons sold	12,926	4,218	8	17,152
Non-GAAP Cost of coal sales per ton	$87.74	$55.48	$83.13	$79.80
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Merger was completed during the three months ended June 30, 2019.

	Year Ended December 31, 2019
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Coal revenues	$1,709,863	$285,390	$681	$1,995,934
Less: Total Cost of coal sales (per table above)	(1,562,442)	(329,154)	(11,191)	(1,902,787)
GAAP Coal margin	$147,421	$(43,764)	$(10,510)	$93,147
Tons sold	12,926	4,218	8	17,152
GAAP Coal margin per ton	$11.40	$(10.38)	$(1,313.75)	$5.43

GAAP Coal margin	$147,421	$(43,764)	$(10,510)	$93,147
Add: Depreciation, depletion and amortization - production (1)	152,835	57,483	4,025	214,343
Add: Accretion on asset retirement obligations	9,599	10,929	3,337	23,865
Add: Amortization of acquired intangibles, net	10,389	(13,578)	—	(3,189)
Add: Idled and closed mine costs	8,699	2,702	3,164	14,565
Add: Cost impact of coal inventory fair value adjustment (2)	4,751	3,458	—	8,209
Non-GAAP Coal margin	$333,694	$17,230	$16	$350,940
Tons sold	12,926	4,218	8	17,152
Non-GAAP Coal margin per ton	$25.82	$4.08	$2.00	$20.46
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.
(2) The cost impact of the coal inventory fair value adjustment as a result of the Merger was completed during the three months ended June 30, 2019.

	Three Months Ended September 30, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Non-GAAP Cost of coal sales	$221,415	$29,242	$(7)	$250,650
Less: cost of purchased coal sold	(12,511)	70	—	(12,441)
Adjusted cost of produced coal sold	$208,904	$29,312	$(7)	$238,209
Produced tons sold	3,142	636	—	3,778
Adjusted cost of produced coal sold per ton (1)	$66.49	$46.09	$—	$63.05
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended December 31, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Non-GAAP Cost of coal sales	$222,288	$23,663	$(62)	$245,889
Less: cost of purchased coal sold	(19,993)	(93)	—	(20,086)
Adjusted cost of produced coal sold	$202,295	$23,570	$(62)	$225,803
Produced tons sold	2,939	535	—	3,474
Adjusted cost of produced coal sold per ton (1)	$68.83	$44.06	$—	$65.00
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended December 31, 2019
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Non-GAAP Cost of coal sales	$269,318	$43,943	$665	$313,926
Less: cost of purchased coal sold	(43,091)	(598)	—	(43,689)
Adjusted cost of produced coal sold	$226,227	$43,345	$665	$270,237
Produced tons sold	2,779	876	8	3,663
Adjusted cost of produced coal sold per ton (1)	$81.41	$49.48	$83.13	$73.77
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Year Ended December 31, 2020
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Non-GAAP Cost of coal sales	$917,407	$115,031	$244	$1,032,682
Less: cost of purchased coal sold	(85,769)	(925)	—	(86,694)
Adjusted cost of produced coal sold	$831,638	$114,106	$244	$945,988
Produced tons sold	11,941	2,423	6	14,370
Adjusted cost of produced coal sold per ton (1)	$69.65	$47.09	$40.67	$65.83
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Year Ended December 31, 2019
(In thousands, except for per ton data)	Met	CAPP - Thermal	All Other	Consolidated
Non-GAAP Cost of coal sales	$1,134,120	$234,027	$665	$1,368,812
Less: cost of purchased coal sold	(237,681)	(6,976)	—	(244,657)
Adjusted cost of produced coal sold	$896,439	$227,051	$665	$1,124,155
Produced tons sold	10,727	4,091	8	14,826
Adjusted cost of produced coal sold per ton (1)	$83.57	$55.50	$83.13	$75.82
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.